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                                                                     Exhibit 8.2


September 19, 2001


Calpine Corporation
50 West San Fernando Street
San Jose, California  95113
USA

Calpine Canada Energy Finance ULC
Suite 800, Purdy's Wharf, Tower 1
1959 Upper Water Street
P.O. Box 997
Halifax, Nova Scotia  B3J 3N2

Calpine Canada Energy Finance II ULC
Suite 800, Purdy's Wharf, Tower 1
1959 Upper Water Street
P.O. Box 997
Halifax, Nova Scotia  B3J 3N2

Dear Sirs:

We have acted as Canadian tax counsel to Calpine Corporation ("Calpine"), Calpine Canada Energy Finance ULC ("Energy Finance") and Calpine Canada Energy Finance II ULC ("Energy Finance II") in connection with the proposed issuance by Energy Finance and Energy Finance II of up to US $2,775,000,000, or the equivalent thereof in other currencies, principal amount of senior debt securities (the "Notes"), which are to be irrevocably and unconditionally guaranteed by Calpine. As requested, we are rendering our opinion with respect to a summary of certain Canadian federal income tax consequences to original purchasers of the Notes that may be issued pursuant to the Registration Statement on Form S-3 (the "Registration Statement"), of Calpine, Energy Finance and Energy Finance II, which was initially filed with the United States Securities and Exchange Commission (the "SEC") on August 14, 2001. For the purpose of providing our opinion, we have reviewed, and our opinion is based upon, the following documents:

        (a)     the Registration Statement;

        (b) the amended Registration Statement (the "Amended Registration Statement") of Calpine, Energy Finance and Energy Finance II, which is to be filed with the SEC and with applicable Canadian securities regulators (the "Canadian

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                Securities Regulators") on September 19, 2001, utilizing
                procedures provided under National Instrument 71-101 of the Canadian securities administrators;

        (c) the trust indenture dated April 25, 2001 between Energy Finance and Wilmington Trust Company, and the guarantee agreement dated April 25, 2001 between Calpine and Wilmington Trust Company, which are to be utilized in connection with the issuance of Notes by Energy Finance; and

        (d) the form of the trust indenture and the guarantee agreement which are to be utilized in connection with the issuance of Notes by Energy Finance II, each in the form set forth as an exhibit to the Registration Statement.

Our opinion is based on the current provisions of the Income Tax Act (Canada) (the "Tax Act") and the Regulations thereunder (the "Regulations") in force on the date hereof, specific proposals (the "Tax Proposals") to amend the Tax Act or the Regulations publicly announced by the Minister of Finance prior to the date hereof, and our understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency (the "CCRA"). Our opinion is not exhaustive of all possible Canadian income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law or changes in the administrative and assessing practices of the CCRA, whether by legislative, governmental or judicial action, nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada. No assurance can be given that the Tax Proposals will become law in their present form or at all. We assume that the obligations contained in the operative documents which pertain to the Notes, and which are contemplated by the Registration Statement, will be performed in accordance with the terms described therein.

Based on the foregoing and subject to the assumptions, qualifications and limitations contained therein, we hereby confirm our opinion contained in the Amended Registration Statement under the caption "Certain Canadian Federal Income Tax Considerations".

We have not considered, and render no opinion on, any aspect of law other than as expressly set forth above.

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We hereby consent to the filing of this opinion as Exhibit 8.2 to the Amended
Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.


                                            Yours truly,

                                            /s/ MCCARTHY TETRAULT LLP